UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

McKesson Plaza, One Post Street, San Francisco, CA	94104

(Address of principal executive offices)	(Zip Code)

(415) 983-8300

(Registrant’s telephone number, including area code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box.☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:                  (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act:              None.

Preferred Stock Purchase Rights

(Title of Class)

New York Stock Exchange
Pacific Exchange, Inc.

(Exchange)

SIGNATURE

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Registration Statement on Form 8-A originally filed with the Securities and Exchange Commission on October 22, 2004 (the “Form 8-A”).

     The Cover Page of the Form 8-A is being amended (1) to register securities of the registrant pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Act”), rather than pursuant to Section 12(g) of the Act, and (2) to name the Pacific Exchange, Inc., as well as the New York Stock Exchange, as the exchanges on which such securities are to be registered.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	McKESSON CORPORATION
Date:	November 2, 2004

By:
Ivan D. Meyerson Executive Vice President, General Counsel and Secretary